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                                                                     EXHIBIT 3.2

                               (Restated electronically for SEC filing purposes)

                                    BYLAWS OF
                               UNITED FOODS, INC.

                               ARTICLE I. OFFICES

         Section 1.1. Registered Office. The registered office of United Foods, Inc. (hereinafter referred to as "the Corporation") in the State of Delaware shall be located at 100 West Tenth Street, City of Wilmington, County of New Castle, and the name of the registered agent at that address shall be The Corporation Trust Company.

         Section 1.2. Principal Office. The principal office for the transaction of the business of the Corporation shall be located at 100 Dawson Avenue, City of Bells, State of Tennessee 38006. The Board of Directors (hereinafter referred to as "the Board") is granted full power and authority to change, from time to time, the principal office of the Corporation from one location to another.

         Section 1.3. Other Offices. The Corporation may have such other office or offices at such other place or places, either within or without the State of Delaware, as the Board may from time to time designate or as the business of the Corporation may require.

                            ARTICLE II. STOCKHOLDERS

         Section 2.1. Annual Meeting. An annual meeting of stockholders shall be held for the election of directors at such date, time, and place, either within or without the State of Delaware, as may be designated by the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting. If, for any reason, the annual meeting for the election of directors is not held on the date designated therefor, the Board shall cause the meeting to be held as soon thereafter as convenient.

         Section 2.2. Special Meetings. Special meeting of stockholders may be called at any time by the principal executive officer of the Corporation, by the Board, or by a majority of the members of the Board, or by a committee of the Board which has been duly designated by the Board and whose powers and authority, as provided in a resolution of the Board or in the By-laws, include the power to call such meetings. A special meeting of stockholders may not be called by any other person or persons. A special meeting shall be held at such date, time, and place either within or without the State of Delaware as may be stated in the notice of the meeting.

         Section 2.3. Adjournments. Any annual or special meeting of the stockholders may adjourn from time to time to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting provided that the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. A notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting if the adjournment is for more than thirty days, or if, after the adjournment, a new record date is fixed for the adjourned meeting.


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         Section 2.4. Place of Meetings. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual or for any special meeting of the stockholders.

         Section 2.5. Notice of Meetings. Whenever the stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall also be stated in the notice. Unless otherwise provided by law, the written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days prior to the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

         Section 2.6. Closing of Transfer Books or Fixing Date for Determination of Stockholders of Record. The Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, fifty days in order that the Corporation may determine the stockholders (a) entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, (b) entitled to receive payment of any dividend or other distribution or allotment of any rights, or (c) for the purpose of any other lawful action. If the stock transfer books shall be closed to determine the stockholders of record for any such purpose, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, then the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the date next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and the record date for determining stockholders for any other purpose shall be at the close of business on the date on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

         Section 2.7. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

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         Section 2.8.  Quorum. At each meeting of stockholders, except where otherwise provided by law, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 2.3 of these By-laws until a quorum shall attend. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall not be counted for quorum purposes.

         Section 2.9. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, or, in his absence or inability to act, by the Vice Chairman of the Board, or, in his absence or inability to act by a chairman designated by the Board of Directors, or, in the absence of such designation, by a chairman chosen at the meeting. The Secretary of the Corporation shall act as secretary of the meeting. In the absence or inability of the Secretary of the Corporation to act, the chairman of the meeting shall designate an acting secretary for such meeting.

         Section 2.10. Voting of Shares. Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy each share of the stock of the Corporation having voting rights on the matter in question which shall have been held by him and registered in his name on the books of the Corporation as of the record date determined in accordance with Section 2.6 of these By-laws. Each share of stock of the Corporation shall have such vote or fraction of a vote, with respect to any matter in question, as is provided in the Certificate of Incorporation of the Corporation. The Corporation shall not be entitled to vote shares of its own stock belonging to the Corporation or shares of its own stock belonging to another corporation if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons who have pledged their stock in the Corporation shall be entitled to vote such stock, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.

         Section 2.11. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke

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any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary of the Corporation an instrument in writing revoking the proxy or another duly executed proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot.

                         ARTICLE III. BOARD OF DIRECTORS

         Section 3.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         Section 3.2. Number and Qualifications. The Board of Directors shall have eleven (11) members. Directors need not be stockholders.

         Section 3.3. Election of Directors. The directors shall be elected by the stockholders of the Corporation, subject to the provisions of Articles FOURTH, EIGHTH, and NINTH of the Certificate of Incorporation.

         Section 3.4. Resignation. Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall be effective at the time specified in said notice; if no time is specified therein, it shall be effective immediately upon its receipt. Unless otherwise specified in said notice, acceptance of such resignation shall not be necessary to make it effective. If acceptance of such resignation is expressly required by said notice, the acceptance shall be effective upon the date that is personally delivered or mailed.

         Section 3.5. Regular Meetings. A regular meeting of the Board of Directors shall be held without notice other than this By-law at such time and place, either within or without the State of Delaware, as announced at a prior meeting of the Board or determined by resolution of the Board.

         Section 3.6. Special Meetings. Special meetings of the Board of Directors may be held at any time or place, within or without the State of Delaware, whenever called by the principal executive officer of the Corporation or any director. Notice of any special meeting shall be given at least ten days previous thereto by written notice delivered personally or sent by United States mail or by telegram to each director at his business or home address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any special meeting by signing a written waiver of notice of, or written consent to, such meeting. The attendance of a director at a special meeting shall also constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 3.7. Quorum and Manner of Acting. A majority of the number of the total number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of


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Directors. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. In the event that a quorum shall not be present at any meeting of the Board, a majority of the directors present may adjourn the meeting from time to time without further notice.

         Section 3.8. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board also may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee shall have and may exercise, to the extent provided in the resolution of the Board, all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors, or amending these By-laws; and, unless the resolution of the Board expressly provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Such committee or committees shall keep detailed minutes of their proceedings and report same to the Board of Directors at the Board's request.

         Section 3.9. Telephone Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-law shall constitute presence in person at such meeting.

         Section 3.10. Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed fee for attendance at each meeting of the Board of Directors or a stated fee as director, or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 3.11. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment or shall forward such dissent by registered mail to the Secretary of

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the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any director who voted in favor of such action.

         Section 3.12. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his absence or inability to act by the Vice Chairman of the Board, or in his absence or inability to act by a chairman chosen at the meeting. The Secretary of the Corporation shall act as secretary of the meeting, but in his absence or inability to act, the chairman of the meeting may appoint any person to act as secretary of the meeting.

                              ARTICLE IV. OFFICERS

         Section 4.1. Number. The officers of the Corporation shall be a Chairman of the Board, a President, two or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer. Each officer shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except that the offices of Chairman of the Board and Secretary, and President and Secretary, shall not be held by the same person.

         Section 4.2. Election and Term of Offices. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors, held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

         Section 4.3. Removal and Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the Board of Directors whenever, in its judgment, the best interests of the Corporation would be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment to any office shall not, of itself, create contract rights. Any officer chosen by the Board of Directors may resign at any time by giving written notice of said resignation to the Corporation. Unless a different time is specified therein, such resignation shall be effective upon its receipt by the Chairman of the Board, the President, the Secretary, or the Board of Directors.

         Section 4.4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         Section 4.5. Other Officers or Agents. The Board of Directors may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

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         Section 4.6. The Chairman of the Board. The Chairman of the Board shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the stockholders and shall preside at all meetings of the Board of Directors. He may sign, with the Secretary or other proper officer of the Corporation thereupon authorized by the Board of Directors, certificates for shares of the Corporation. The Chairman of the Board shall be authorized to enter into any contract in the name of and on behalf of the Corporation and to execute and deliver any deeds, mortgages, bonds, contracts or other instruments in the name of and on behalf of the Corporation, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws exclusively to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. The Chairman of the Board shall be authorized to delegate in writing to any employee or class of employees the aforesaid power to enter into any contract or class of contracts in the name of and on behalf of the Corporation and to execute and deliver any and all instruments which may be required with respect to such contract or contracts; provided, however, that such contract or contracts are in the ordinary course of the Corporation's business. Each such written delegation by the Chairman of the Board shall identify the employee or class of employees to whom such power is delegated; shall state the duration for which such delegation shall be effective, which duration may be definite or indefinite; and shall state the limitations, if any, on the power delegated. The Chairman of the Board shall perform such other duties as may be described by the Board of Directors from time to time.

         Section 4.7. The Vice Chairman. The Vice Chairman shall have such powers and perform such duties as shall be assigned to him by the Chairman of the Board, or the Board of Directors. In the absence of the Chairman of the Board, in the event of his inability to act, the Vice Chairman shall perform the duties of the Chairman of the Board and, when so acting, shall have all the powers of and be subject to all restrictions upon the Chairman of the Board.

         Section 4.8. The President. The President shall be the principal operating officer of the Corporation. He shall assist the Chairman of the Board in the general supervision and control of the business and affairs of the Corporation. He shall have such powers and shall perform such duties as from time to time may be declared by the Chairman of the Board or by the Board of Directors. The President may sign with the Secretary of the Corporation certificates for shares of the corporation. In the absence of the Chairman of the Board and the Vice Chairman of the Board or in the event of his inability to act, the President shall perform the duties of the Chairman of the Board and, when so acting, shall have all the powers of and be subject to all restrictions upon the Chairman of the Board.

         Section 4.9. The Vice Presidents. The Vice Presidents shall have such powers and perform such duties as shall be assigned to them by the Chairman of the Board, the President or the Board of Directors. In the absence of the Chairman of the Board, the Vice Chairman of the Board the President or in the event of their inability to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the

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Chairman of the Board and, when so acting, shall have all the powers of and be subject to all restrictions upon the Chairman of the Board.

         Section 4.10. The Secretary. The Secretary shall: (a) keep the minutes of the stockholders' meetings and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) sign with the Chairman of the Board, or the President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman of the Board or by the Board of Directors.

         Section 4.11. The Treasurer. The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article VI, Section 6.4 of these By-laws; and
(b) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board, the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board shall determine.

         Section 4.12. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the Chairman of the Board, the President or the Board of Directors. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the Chairman of the Board or the President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

         Section 4.13. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

              ARTICLE V. INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 5.1. Actions, Etc. Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal,

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administrative or investigative (other than an action by or in the right of the
Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

         Section 5.2. Actions, Etc. by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 5.3. Determination That Indemnification Is Proper. Any indemnification under Section 5.1 or Section 5.2 above of these By-laws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.1 and 5.2 of these By-laws. Such determination shall be made (i) by the Board by a majority vote of the directors who were not parties to such action, suit or proceeding, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

         Section 5.4. Successful Defense. Notwithstanding the other provisions of this Article V, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.1 or Section 5.2 above of these By-laws, or in defense of any claim, issue or matter therein, he shall be indemnified

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against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

         Section 5.5. Expenses. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article V. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         Section 5.6. Nonexclusivity; Continuation. The indemnification or advancement of expenses provided by this Article V shall not be deemed exclusive and is declared expressly to be nonexclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 5.7. Indemnification Insurance. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this
Article V.

         Section 5.8. Definitions. For the purposes of this Article V, references to "the Corporation" include in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article V, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such

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director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article V.

         Section 5.9. Amendment or Repeal. Any repeal or modification of any of the foregoing provisions of this Article V shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                             ARTICLE VI. CONTRACTS,
                           LOANS, CHECKS AND DEPOSITS

         Section 6.1. Contracts and Other Written Instruments. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Except as may otherwise be provided by resolution of the Board of Directors or in these By-laws, any contract or other written instrument will be binding upon the Corporation if signed on its behalf by the Chairman of the Board or by any other officer of the Corporation to whom such power has been specifically delegated in writing by the Chairman of the Board.

         Section 6.2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         Section 6.3. Checks, Drafts, Etc.. All checks, drafts or other orders for the payment of money, notes or other evidences or indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         Section 6.4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

         Section 6.5. Guarantees of Debts of Subsidiaries. Each guarantee proposed to be granted by the Corporation, or by any officer thereof, to pledge the credit of the company for the debt of a subsidiary, shall be separately considered and voted upon. No general authorization shall be granted to any officer to pledge the credit of the Corporation for the payment of a debt of a subsidiary. Each authorization for such guarantee shall be particularized in a prior supporting resolution which names the subsidiary, the creditor sought to be so secured, and the limit of such guarantee as to amount. A signed copy of such guarantee shall be placed in the permanent minute book of the Corporation as part of such enabling resolution.

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                      ARTICLE VII. CERTIFICATES FOR SHARES
                               AND THEIR TRANSFER

         Section 7.1. Certificates for Shares. Every holder of stock of the Corporation shall be entitled to have a certificate certifying the number and class of shares of stock owned by holder thereof. Certificates representing shares of stock of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman of the Board or the President and by the Secretary or an Assistant Secretary. Where, however, such certificate is signed by a transfer agent, or by an assistant transfer agent, or by a transfer clerk acting on behalf of a corporation, and a registrar, the signatures of any of the above officers may be facsimile. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

         Section 7.2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                           ARTICLE VIII. MISCELLANEOUS

         Section 8.1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

         Section 8.2. Seal. The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the State of incorporation.

         Section 8.3. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

         Section 8.4. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these By-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person

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attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

         Section 8.5. Interested Directors: Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have financial interest, shall be void or voidable solely for this reason or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known, to the Board or the committee, and the Board or committee in good faith unauthorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

         Section 8.6. Representation of Shares in Other Corporations. Shares of other corporations standing in the name of this Corporation may be voted or represented and all incidents thereto may be exercised on behalf of the Corporation by the Chairman of the Board, the President or any Vice President and the Treasurer or the Secretary or an Assistant Secretary.

         Section 8.7. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

         Section 8.8. Amendment of By-laws. These By-laws may be amended or repealed, and new By-laws adopted, by the Board of Directors, but the stockholders entitled to vote may adopt additional By-laws and may amend or repeal any By-law whether or not adopted by them, provided that such stockholder action is approved by the affirmative vote of the holders of not less than 75% of the total voting power of all outstanding shares of each class of stock of the Corporation entitled to vote in the election of directors.

         Section 8.9. The Corporation expressly elects not to be governed by
Section 203 of Subchapter VI, Chapter I, Title 8 of the Delaware Code.

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